SHARE SALE AGREEMENT
Entered into by and between
Golden Falls Trading 565 (Proprietary) Limited and Pinnacle Resources,
Inc.

1.  PARTIES

1.1  The parties to this agreement are

1.1.1  GOLDEN FALLS TRADING 565 (PROPRIETARY) LIMITED and
PINNACLE REOURCES INC. and

1.2  The parties agree as set out below.

2.  INTERPRETATION

2.1 In this agreement and any appendices hereto, unless inconsistent with or otherwise indicated by the context -

2.1.1 "The/this agreement" means this agreement together with all appendices hereto;

2.1.2 "Business day' means a day on which trading is conducted on the JSE Securities Exchange South Africa;

2.1.3 "Closing date" means the date on which all Conditions have been fulfilled.

2.1.4 "the Company" or "Vanmag" or Vanadium and Magnetite Exploration and Development (Pty) Ltd" means Vanadium an Magnetite Exploration and Development (Pty) Lt registration number 1966/017215/07, a private company duly incorporated in terms of the laws of the Republic of South Africa;

2.1.5 "Conditions" means the conditions precedent to the transaction contemplated by this agreement set out in clause 4.2;

2.1.6  "Disclosure Documents" means:
   2.1.6.1 - The memoranda and articles of incorporation of Vanmag, its minute book and share register; and
   2.1.6.2 - any and all agreements to which either Vanmag is a party or to which either of the Sellers is a party with respect to their interests in the Company; and
   2.1.6.3 - all audited financial statements and all financial and corporate records of Vanmag;
   2.1.6.4 - any and all geological or technical data or reports or title deeds, mineral cessions, leases or other documents in respect of any of the following properties in the possession of either the Sellers or the Company.

      2.1.6.4.1  Inhambane 802 LR
      2.1.6.4.2  Portion 2 of the Farm Mozambique 807 LR
      2.1.6.4.3  Molendraai 811 LR
      2.1.6.4.4  Commandodrift 228 KR
      2.1.6.4.5  Gezond 235 KR

   2.1.6.5 Any and all applications to or correspondence between Vanmag and the Department of Minerals and Energy of the Republic of South Africa and any permits previously issued to Vanmag in respect of any of the properties referred to in 2.1.6.4;

2.1.7 "Due Diligence" means the due diligence investigation by the Purchaser of the Disclosure Documents and the assets, liabilities, business an affairs of Vanadium and Magnetite Exploration and Development (Pty) Ltd as provided for in clause 5;

2.1.8  "Effective date" means the closing date;

2.1.9  "Parties" means the Sellers and the Purchaser;

2.1.10 "Seller" means Pinnacle Resources Inc., registration number 84-1414869, a company duly incorporated under the laws of U.S.A. herein represented by Mr. Glen R. Gamble by virtue of a resolution of the board of directors of Pinnacle Resources, Inc., a coy of which is annexed to this Agreement as Appendix 2; and

2.1.11 "Purchaser" means GOLDEN FALLS TRADING 565 (PROPRIETARY) LIMITED, registration number 2006/033595/07, a private company duly incorporated in terms of the laws of South Africa; herein represented by Mr. Hendrik Willem Bonsma by virtue of a resolution of the board of directors of the Purchaser, a copy of which is annexed to this agreement as Appendix 1;

2.1.12 "Sale shares" means 18,667 eighteen thousand comma six hundred sixty seven) ordinary shares in the share capital of Vanadium and Magnetite Exploration and Development (Pty) Ltd hereby warranted by the Seller as being no less than 93.3% of the total issued share capital of the Company, of which 18,667 (eighteen thousand comma six hundred sixty seven) shares are being sold to the Purchaser by Pinnacle Resources Inc.

2.1.13 "Sale claims" means any and all claims on shareholder's loan account which the Seller may have against Vanadium and Magnetite
Exploration and Development (Pty) Ltd.

2.1.14 "Signature date" means the date upon which the parties sign this agreement or, if signed on different dates, the date upon which it is signed by the party who signs last;

2.1.15  "Vanmag Properties" means the properties referred to in clause
2.1.6.4 and specifically the old order prospecting rights or mining rights in respect of all of them as defined in terms of the Minerals and Petroleum Resources Development Act of 28 of 2002 that has been or may be granted to Vanmag by the Department of Minerals and Energy of the Republic of South Africa in respect of any number of the said properties;

2.1.16 any reference to the singular includes the plural and vice versa;

2.1.17 any reference to natural persons includes legal persons and vice versa; and

2.1.18  any reference to a gender includes the other genders;

2.2 The clause headings in this agreement have been inserted for convenience only and shall not be taken into account in its interpretation.

2.3 If any proviso in a definition is a substantive provision conferring rights or imposing obligations on any party, effect shall be given to it as if it were a substantive cause in the body of the agreement, notwithstanding that it is only contained in the interpretation clause.

2.4 If any period is referred to in this agreement by way of reference to a umber of days, the days shall be reckoned exclusively of the first and inclusively of the last day, unless the last day fails on a day other than a business day, in which case the last day shall be the next succeeding business day.

3  INTRODUCTION

3.1 The Seller warrants to the Purchaser that it currently owns at least 93 1/3% of the total issued and unencumbered voting share capital of Vanmag.

3.2 The Purchaser has expressed its desire to acquire and the Seller has agreed to sell the Sale Shares and the Sale Claims to the Purchaser, in one indivisible transaction, subject to the terms and conditions contained in this Agreement.

4.  SALE AND PURCHASE AND CONDITIONS PRECEDENT

4.1 The Seller hereby sells to the Purchaser, who hereby purchases, as one indivisible transaction, and with effect from the effective date, the Sale shares and the Sale claims subject to the terms and conditions contained in this agreement

4.2 This agreement, save for clause 5, 9 and 10 to 16 inclusive, which shall come into force on the signature date, is subject to the fulfillment of the following conditions precedent;

   4.2.1 The delivery, by the Purchaser to the Seller, by not later than 17h00, South African time, on Monday 2 April 2007, of written notice to the effect that the Purchaser is satisfied with the result of the Due Diligence and Metallurgical Report;

   4.2.2 Assuming 4.2.1 has been satisfied then Purchaser shall initiate the wire transfer of the next scheduled payment of US$4,800,000 (four million eight hundred thousand US dollars) and provide bank verification of such payment on or before 5 April 2007. This payment and future payments shall be payable only into the banking business account of Seller as follows:

Key Bank NA., 9250 E. Arapahoe Road, Englewood, Colorado, USA
80112, ABA #307070267; Swift Code; keybus 33; For further Credit to the account of: Pinnacle Resources, Inc; Acct #602 501 664 22.

4.3 If any of the Conditions is not fulfilled or waived in writing by the Purchaser on or before the due date, this agreement shall terminate and, save for clauses 10 to 16 inclusive, which will survive, have no further clause or effect in law, and the status quo ante shall be restored, except for the initial US$200,000.00 (two hundred thousand US dollars) payment. Notwithstanding the foregoing the Purchaser and the Seller may from time to time on one or more occasions extend the due dates for the fulfillment of any of the Conditions by agreement in writing.

5.  DUE DILIGENCE INVESTIGATION

5.1 With effect from the commencement of business on the first business day after the signature date of this Agreement and thereafter for the period ending on the earlier to occur of (a) 17h00 South African time on 30 March 2007 or (b) this agreement no longer having any further cause or effect in law, the Seller undertake to the Purchaser that they shall procure that the Company will allow the Purchaser (through its duly authorized representatives and advisers) during the hours between 08h00 and 17h00 on business days (and such other times as are agreed to in writing by the Seller, acting reasonably), to conduct a due diligence investigation in relation to the Disclosure Documents and the assets, liabilities, business an affairs of Vanadium and Magnetite Exploration (Pty) Ltd.

5.2  In order to facilitate the Due Diligence:

   5.2.1 The Seller shall procure that the Company will, upon the request of the Purchaser grant to the Purchaser and its authorized representatives and advisors all necessary access to all relevant records of the Company;

5.2.2 The Purchaser acknowledges and agrees that all knowledge and information gained by the Purchaser during the Due Diligence shall be the confidential and proprietary information of the Company, which knowledge and information the Purchaser shall maintain as secret and shall not be entitled to use or cause to be used, whether directly for its benefit or indirectly through any subsidiary or associated entity or any other person, during the period until this agreement becomes final and unconditional, or permanently should this agreement be cancelled or lapse due to the non-fulfillment of any of the Conditions, other than for the activities contemplated hereunder, as required by law or by the rue and regulations of any regulatory authority or stock exchange having jurisdiction, or with the written consent of the Company. The provisions of this section do not apply to information which is or becomes part of the public domain other than through a breach of the terms hereof; and

   5.2.3 Neither the Purchaser, nor any of its agents, or representatives will engage in any activity, legal or otherwise, that would violate the strictest terms of non-circumvention, non-competition, non-disclosure in such a manner as to jeopardize the Seller rights to the underlying assets of Vanmag or any leases or licenses in connection therewith.



6.  WARRANTIES AND INDEMNITIES

6.1 The Seller gives the warranties set out in Appendix 3 hereto to the Purchaser, on the basis that -

   6.1.1 The Purchaser has entered into this agreement on the strength of such warranties and on the basis that each warranty will be correct as at the relevant dates set out in Appendix 3 hereto, notwithstanding the due diligence investigations the Purchaser has undertaken respecting the subject matter of such warranties; and

   6.1.2 Each warranty shall be a separate and severable warranty and shall in no way be limited or restricted by reference to or inference from the terms of any other warranty or by any other words in this agreement.

6.2 Save for the express warranties referred to in clause 6.1, the Seller has given no other warranties (whether express or implied) or made any representations to the Purchaser concerning the subject matter of this agreement which are not contained in express terms in this agreement.

7.  CONSIDERATION AND PAYMENT

7.1. The purchaser price payable by the Purchaser to the Seller for the sale shares and sale claims shall be the amount of US$9,000,000.00(mine million US dollars);

7.2 The purchase price shall be apportioned firstly to the book value of the sale claim, thereafter to the sale shares and is payable as follows:

   7.2.1 On the 26 January 2007 an amount of US$20,000.00 (two hundred thousand US dollars) shall be paid by the Purchaser to the Seller.

   7.2.2 A. An amount of US$4,800,000 (Four Million Eight Hundred thousand US dollars) within 3 (three) days of notice of acceptance of the due diligence in the Seller's account on or before the 10th April 2007.
          B. The balance purchase price of US$4,000,000.00(four million US dollars) on date of issuing of a new order mining right, as contemplated in the MRPDA 20/2002, but in any event, no later than 10 April 2008.

8.  DELIVERY

On date of payment referred to in 7.2.2(c) above the Seller will deliver to the Purchaser;

8.1 A copy of a resolution by the board of directors of Vanadium and Magnetite Exploration and Development (Pty) Ltd, approving the sale and transfer of the Sale Shares, the cession of the Sale Claims and the appointment of Mr. Hendrik Willem Bonsma as the only director of Vanadium and Magnetite Exploration and Development (Pty) Ltd, with immediate effect; and

8.2 The share certificates in respect of the sale shares together with duly signed transfer forms; and

8.3  Written cessions in respect of the sale claims; and

8.4 All books and records of Vanadium and Magnetite Exploration and Development ty(Ltd).

9.  THE PASSING OF RISK
On the closing date and upon delivery and payment in terms of clause 7.2, all risk in and benefit to the sale shares and sale claims shall pass to the Purchaser.

10.  BREACH

Should the Seller on the one hand or the Purchaser on the other hand ("the party in default") breach any term, condition, undertaking, warranty or representation contained in this agreement and fail to remedy such breach within 14 (fourteen) days (or such longer period as the parties may agree on) after receipt of a written notice from the other party ("the Innocent party"), requiring such breach to be remedied, and such breach occurs before the closing date and cannot be remedied by the payment of compensation for damages arising from such breach, then, without prejudice to any other rights that it may have in terms hereof or in aw, the innocent party shall be entitled to forthwith cancel this agreement on written notice thereof to the party in default. If a breach is not material and can be remedied by the payment of compensation for damages arising from such breach or occurs after the closing date, then the innocent party's remedies in respect thereof shall be limited to a monetary claim, and the innocent party shall not be entitled to resile from this agreement. Any claim between the parties shall in any event be limited to the amount of the purchase consideration received if as to the Seller; and purchase consideration that remains unpaid, if as to the Purchaser.

11.  NOTICES AND DOMICILIA

11.1 The parties choose as their respective addresses set out in this clause for all purposes arising out of or in connection with this agreement, at which addresses all processes and notices arising out of or in connection with this agreement, its breach or termination may validly be served upon or delivered to the parties.

11.2 For the purposes of clause 11.1 the parties' respective addresses shall be -

   11.2.1  The Purchaser at:
           1st Floor, Lobby 4
           Bank Form Building
           337 Veale Street
           Brooklyn
           Pretoria
           Attention: Mr. Hendrik Willem Bonsma
           Facsimile number: 012 346 8289



   11.2.2  The Seller at:
           Suite 260, 9600 East Arapahoe Road
           Englewood, CO 80112
           Attention: Mr Glen R Gamble
           Facsimile number: +1 303 799 0912.

11.3 Or at such other physical street addresses of which the party concerned may notify the other/s in writing.
Any notice given in terms of this agreement shall be in writing and shall -

   11.3.1 If delivered by hand be deemed to have been duly received by the addressee on the date of delivery; and

   11.3.2 If transmitted by facsimile be deemed to have been received by the addressee on the first business day following the date of dispatch

11.4 Notwithstanding anything to the contrary contained or implied in this agreement, a written notice or communication actually received by one of the parties from another, including by way of facsimile transmission, shall be adequate written notice or communication to such party.

12  WHOLE AGREEMENT

Save as otherwise agreed in writing, this agreement constitutes the whole agreement between the parties as to the subject matter hereof, and no agreements, representations or warranties between the parties regarding the subject matter hereof other than those set out herein, are binding on the parties.

13.  VARIATION

No addition to or variation, consensual cancellation or novation of this agreement and no waiver of any right arising from this agreement or its breach or termination, shall be of any force or effect, unless reduced to writing and signed by all the parties or their duly authorized representatives.

14.  APPLICABLE LAW

This agreement and its interpretation shall be governed by the laws of South Africa and the parties submit and consent to the jurisdiction of the South African courts for the purpose of adjudicating which may arise between the parties.

15.  RELAXATION

No latitude, extension of time or other indulgence which may be given or allowed by any party to the other parties in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any party arising from this agreement, and no single or partial exercise of any right by any party under this agreement, shall in any circumstances be construed to be an implied consent or election by such party or operate as a waiver or a novation of or otherwise affect any of the party's rights in terms of or arising from this agreement or estop or preclude any such party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

16.  COSTS

Each party shall be responsible for its own costs incidental to the negotiation, execution and implementation of this agreement.

17.  SIGNATURE IN COUNTERPARTS AND BY FACSIMILE

This agreement may be signed I identical counterparts and communicated by facsimile transmission, and the faxed copies of the signed documents together will constitute the original of this agreement.

SIGNED ON THIS 23rd DAY OF JANUARY 2007 AT PRETORIA.

                                               WITNESSES:
/s/Glen R Gamble                               ____________________
     ------------------------------------
    PINNACLE RESOURCES, INC.                   ____________________

SIGNED ON THIS 23rd DAY OF JANUARY 2007 AT PRETORIA.

                                                WITNESSES:
/s/                                             ____________________
     ------------------------------------
     GOLDEN FALLS TRADING 565                   ____________________
    (PROPRIETARY) LIMITED




APPENDIX 1

RESOLUTION: GOLDEN FALLS TRADING 565 (PROPRIETARY) LIMITED

EXTRACTS FROM THE MINUTES OF A EETING OF THE BOARD OF DIRECTORS OF GOLDEN FALLS TRADING 565 (PROPRIETARY) LIMITED ("THE COMPANY") HELD AT PRETORIA ON 23RD JANUARY 2007.

RESOLVED:

1. That the company enters into a share sale agreement with Pinnacle Resources Inc. in respect of the sale shares and sale claims in Vanadium and Magnetite Exploration and Development (Pty) Ltd materially in accordance with the terms and conditions of the draft agreement submitted to the board and approved by the board.

2. That Mr. Hendrik Willem Bonsma be and is hereby authorized and empowered to negotiate and settle the final terms of the agreement referred to in the previous resolution and to sign the same with or without modification as he in his sole ad absolute discretion may determine. Any agreement signed by the said Mr. Hendrik Milem Abonsma purporting to act under authority of this resolution, shall conclusively be deemed against the company to be the agreement authorized in terms of this and the aforegoing resolution.

CERTIFIED A TRUE COPY
___________________________________
DIRECTOR



APPENDIX 2

RESOLUTION: PINNACLE RESOURCES INC.

EXTRACTS FROM THE MINUTES OF A MEETING OF THE BOARD OF DIRECTORS OF PINNACLE RESOURCES INC. ("THE COMPANY") HELD AT PRETORIA ON 23RD JANUARY 2007.

RESOLVED:

1. That the company enters into a share sale agreement with GOLDEN FALLS TRADING 565 (PROPRIETARY) LIMITED in respect of the sale shares and sale claims in Vanadium and Magnetite Exploration and Development
(Pty) Ltd materially in accordance with the terms and conditions of the raft agreement submitted to the board and approved by the board.

2. That Mr. Glen R Gamble be and is hereby authorized and empowered to negotiate and settle the final terms of the agreement referred to in the previous resolution and to sign the same with or without modification as he in his sole and absolute discretion may determine. Any agreement signed by the said Mr. Gen R. Gamble purporting to act under authority of this resolution, shall conclusively be deemed against the company to be the agreement authorized in terms of this ad the aforegoing resolution.

CERTIFIED A TRUE COPY

____________________________
DIRECTOR



APPENDIX 3


SIGNED TERM SHEET




APPENDIX 4

ADDITIONAL REPRESENTATIONS AND WARRANTIES BY THE SELLER

1.  INTERPRETATION

In this appendix, unless inconsistent with or otherwise indicated by the context, any words or phrases defined in the agreement to which this appendix is attached, shall have the meanings assigned to such words and phrases in that agreement and the following words and phrases shall have the following meanings.

1.1 "the/this agreement" means the agreement to which this document is attached as an appendix;

1.2 "applicable laws" means all laws, statutes, by-laws, ordinances, regulations, orders, legal provisions and other measures having the force of law, to the extent that it is applicable to the Seller or the Company or any of its subsidiaries;

The following warranties are the warranties referred to in the agreement. Unless expressly stated otherwise, these warranties are given as at both the signature date and the closing date.

2.  REPRESENTATIONS AND WARRANTIES RESPECTING THE SELLER

2.1 The Seller has full right, power and authority to sell the sale shares and sale claims as contemplated by this agreement. They have waived their respective rights of pre-emption in respect of the sale shares and sale claims to the extent required, alternatively they hereby waive same.

2.2 The execution, delivery and performance of this agreement by the Seller.

   2.2.1  has been duly authorized on the part of the Seller;

   2.2.2 does not violate or result I the breach of the laws of any jurisdiction applicable to the Seller or pertaining thereto or of its constating documents.

2.3 The agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of this Seller enforceable against it in accordance with its terms.

2.4 No legal proceedings are pending or threatened against the Company or any of its subsidiaries and the Seller is unaware of any basis for the institution of any proceedings leading to its dissolution or winding-up or its subjection to bankruptcy or to any other laws governing the affairs of insolvent persons

2.5 The sale shares an sale claims are owned by the Seller with a good and marketable title thereto free of any lien, pledge, hypothec, notarial or other bond, cession in security or other encumbrance or pre-emptive rights or right of first refusal of whatsoever nature.



3.  LEGAL PROCEEDINGS

3.1  The Company or any of its subsidiaries -

   3.1.1 is not a party to any judicial, quasi-judicial, administrative or arbitration proceedings, and to the best of the Seller's knowledge no such proceedings are pending or have been threatened;

   3.1.2 is not in default under or with respect to any agreement, judgment, order, award, writ, interdict, decree or any similar pronouncement of any court or other tribunal or administrative authority having jurisdiction;

   3.1.3 is not engaged in any dispute with any third party or authority having jurisdiction or any body representing or claiming to represent any of its employees, or is any such dispute pending or threatened against it;

3.1.4 is not threatened with or party to any proceedings for, nor has the Seller taken any steps towards, its winding-up or judicial management (provisional or final).

3.2 The Seller is not aware of, nor has it any reason to suspect, any fact or circumstance which might give rise to any proceedings or default referred to or contemplated in this clause.

4.  TAXES

4.1  No queries have been addressed to Vanadium and Magnetite
Exploration and Development (Pty) Ltd or any of its representatives by any tax official ad nor have any tax objections or appeal been lodged by Vanadium and Magnetite Exploration and Development (Pty) Ltd which have not been fully disposed of.

4.2 Vanadium and Magnetite Exploration and Development (Pty) Ltd is not a party to any agreement with the Commissioner for Inland Revenue bearing upon or relating to the manner or circumstances in which tax will or might be levied on it, including without limiting the generality of the aforegoing any agreement with the Commissioner for Inland Revenue of the nature referred to in the Income Tax Act of 1962.

4.3 Vanadium and Magnetite Exploration and Development (Pty) Ltd has duly and punctually paid all taxes, levies and duties which it has become liable to pay, and in particular without limiting the generality of the aforegoing, its assessments for tax incurred before the signature date which are due for payment after the signature date shall have been paid or adequate provisions or reserves for tax shall have been established therefore.

4.4 Vanadium and Magnetite Exploration and Development (Pty) Ltd has properly ad punctually submitted all returns and provided all information required for tax purposes and none of such returns are disputed by the Commissioner for Inland Revenue or any other authority.




5.  ASSETS AND LIABILITIES

5.1 The only assets of Vanadium and Magnetite Exploration and Development (Pty) Ltd are the Vanmag Properties and those reflected in the Financial Statements.

5.2 The only liabilities of Vanadium and Magnetite Exploration and Development (Pty) Ltd are the claims of the Seller on shareholder's loan account that are being sod to the Purchaser in terms of this agreement.

6  DISCLOSURE

6.1 Neither this agreement nor the Disclosure Documents contain any untrue statement of a material fact in respect of the Seller or Vanadium and Magnetite Exploration and Development (Pty) Ltd.

6.2 There is no material fact or circumstance relating to the affairs of the Seller or Vanadium and Magnetite Exploration and Development
(Pty) Ltd which has not been disclosed to the Purchaser and which, if disclosed to the Purchaser, might reasonably be expected to influence the decision of the Purchaser to purchase the sale shares on the terms contained in this agreement, and to perform the obligations on its part contained in this agreement

7.  ENVIRONMENTAL

The Seller hereby warrants to the Purchaser that as of the date of this agreement the Seller is unaware that there is any environmental obligations and/or liabilities regarding the Vanmag Properties, other than the mining carried out on the abovementioned properties by Vanmag for which an existing rehabilitation bond is provided for by Vanmag.